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Exhibit 10.5

CONFORMED COPY

UNITED STATES TRADEMARK ASSIGNMENT

        This United States Trademark Assignment agreement (the "Assignment") is entered into this 16th day of March, 2004, between Great American Cookie Company, LLC, a Delaware limited liability company having its principal place of business at 2855 E. Cottonwood Parkway, Suite 400, Salt Lake City, Utah 84121 ("Assignor"), and Great American Cookie Company Franchising, LLC, a Delaware limited liability company having its principal place of business at 2855 E. Cottonwood Parkway, Suite 400, Salt Lake City, Utah 84121 ("Assignee").

        A.    Assignor is the owner of the United States trademarks and service marks set forth on the attached Schedule A, all common rights relating thereto, and all registrations and applications relating thereto (the "Marks"); and

        B.    Assignor has agreed to assign the Marks and the goodwill of the business attendant thereto, if any, and the parties wish to memorialize the transfer of the Marks and goodwill of the business associated therewith to Assignee.

        NOW, THEREFORE, for good and valuable consideration, receipt of which is herby acknowledged, the parties hereto agree as follows:

        1.     Assignment. Assignor does hereby sell, assign, transfer, and set over unto said Assignee, its entire right, title and interest in, to and under said Marks, together with the entire goodwill of the business in connection with which said Marks are used, and in and to all income, royalties, damages and payments now or thereafter due or payable with respect thereto in and to all causes of action (either at law or in equity) and the right to sue, counterclaim, and recover for past, present and future infringement of the rights assigned or to be assigned under this Assignment.

        2.     Assumption. In consideration of the assignment set forth above, Assignee hereby agrees to assume all liabilities and obligations of the Assignor arising out of or related to the Marks, including without limitation, any such liabilities and obligations that arise from periods prior to the date of this Assignment.

        3.     Further Assurances. Assignor hereby agrees to execute all papers and to perform such other proper acts as Assignee or its successors or assigns may deem reasonably necessary to secure to Assignee or to its successors or assigns, the rights transferred hereby, including without limitation, any documents necessary to record this Assignment with the United States Patent and Trademark Office and any other federal and state agency.

        4.     Miscellaneous.

          (a)   Governing Law. This Assignment shall be governed by the laws of the State of Utah (other than its rules of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby).

          (b)   Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be an original, and all of which shall together constitute a single instrument.

          (c)   Descriptive Headings. Descriptive headings of the Sections of this Assignment are inserted for convenience only and shall not affect the meaning of this Assignment.

        IN WITNESS WHEREOF, the parties have caused this Assignment to be executed below, on the date indicated, by a duly authorized officer thereof.

GREAT AMERICAN COOKIE COMPANY, LLC
By:	/s/ SANDRA BUFFA
Name:	Sandra Buffa
Title:	Sr. Vice President
GREAT AMERICAN COOKIE COMPANY FRANCHISING, LLC
By:	/s/ MICHAEL WARD
Name:	Michael Ward
Title:	Sr. Vice President

SCHEDULE A

TRADEMARKS

Foreign Registrations
Great American Cookie Company, Inc.

No.	Trademark	Country	Registration Number	Registration Date
1	GREAT AMERICAN COOKIE COMPANY	Saudi Arabia	449/30	Oct-13-1998
2	GREAT AMERICAN COOKIE COMPANY	Saudi Arabia	449/31	Jul-07-1997
3	GREAT AMERICAN COOKIE COMPANY	Saudi Arabia	449/32	Jul-07-1997
4	GREAT AMERICAN COOKIE COMPANY	Singapore	T96/13031B	Dec-04-1996
5	GREAT AMERICAN COOKIE COMPANY	Singapore	T96/13032J	Dec-04-1996
6	GREAT AMERICAN COOKIE COMPANY	Thailand	KOR76565	Feb-07-1997
7	GREAT AMERICAN COOKIE COMPANY	Thailand	KOR76561	Feb-07-1997
8	GREAT AMERICAN COOKIE COMPANY	Thailand	KOR6581	Feb-07-1997

Applications
Great American Cookie Company, Inc.

No.	Trademark	Country	Registration Number	Registration Date
None.

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  Exhibit 10.5
UNITED STATES TRADEMARK ASSIGNMENT